Exhibit 99.1

Press Release
FOR IMMEDIATE RELEASE

Entrust Announces Second Quarter Results

Conference Call This Morning to Discuss Second Quarter Results and Acquisition of

Leading Fraud Detection Company ~ Business Signatures

DALLAS – July 20, 2006 – Entrust, Inc. [Nasdaq: ENTU], a world leader in securing digital identities and information, today announced financial results for its fiscal quarter ended June 30, 2006.

“We are pleased with our financial performance in the quarter, specifically the continued strength of our emerging growth products and U.S. Federal government Public Key Infrastructure (PKI) deployments, which both helped drive product revenue growth 12% over Q1 2006,” said Bill Conner, Entrust chairman, president and chief executive officer. “In the quarter, Entrust increased U.S. enterprise product revenue 64% over second quarter of last year. This was underpinned by Entrust IdentityGuard adding 49 new pilots and increasing revenue 52% over last year. Also contributing to the product growth were our seven new boundary messaging customers and our 82% increase year-over-year in product revenues from financial institutions.”

Revenue for the second quarter was $22.1 million, an increase of 5 percent from $21.1 million in Q1, 2006, and a decrease from $24.8 million in Q2, 2005. Revenue in the second quarter was driven by product revenue, which increased 12% from Q1, 2006.

Entrust recorded a Q2, 2006 net loss, calculated in accordance with GAAP, of $1.3 million, or $0.02 per share, compared to a Q1, 2006 net loss of $9.2 million, or $0.15 per share and a Q2, 2005 net income of $1.1 million, or $0.02 per share. On a non-GAAP basis the Company recorded a loss of $0.3 million, or $0.00 per share, compared to a Q1, 2006 loss of $2.7 million, or $0.04 per share and a Q2, 2005 income of $1.2 million, or $0.02 per share. The non-GAAP figures excludes amortization of purchased intangibles, stock-option based compensation expense, the write down of strategic and equity investments, and restructuring charges. See the financial table below reconciling the non-GAAP figures to GAAP.

Conner added, “Our results drove positive cash flow from operations in the quarter, bringing the first half 2006 cash flow from operations to approximately $3.4 million and $11.5 million over the past two-and-half years. Our team’s proven track record driving key growth areas along with their keen ability to manage expenses and cash gives us the confidence to extend our leadership position with today’s acquisition.”

Entrust also repurchased approximately 298,000 shares in the quarter as part of its share repurchase program. The company ended Q2, 2006 with approximately $75 million in cash and marketable securities and no debt.

The company will host a conference call this morning, Thursday, July 20, 2006, at 8:30 a.m. (Eastern) to further discuss the second quarter results and its acquisition of Business Signatures. Details of the Business Signatures acquisition were released this morning in another press release which was issued in conjunction with this release.

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Business and Financial Metrics:

Second Quarter, 2006

•	Revenue of $22.1 million consisted of 33% product revenue ($7.4 million) and 67% services and maintenance revenue ($14.7 million). The top five product transactions accounted for 13% of Q2, 2006 revenues. There was one product transaction over $1 million in Q2, 2006.

•	Product revenue for the quarter was 43% Extended Government and 57% Extended Enterprise. The financial services vertical increased 82% over Q2, 2005, accounting for 27% of product revenue in Q2, 2006, driven by increased demand for strong authentication and messaging.

•	The average purchase size in the second quarter was $81,000, a decrease from $85,000 in Q1, 2006 and a decrease from $104,000 in Q2, 2005. Total transactions in Q2, 2006 reached 71, which is up from 59 in Q1, 2006 and is down from 77 in Q2, 2005. Eighteen (26%) of the transactions were from new customers, an increase of 20% from Q2, 2005.

•	Emerging growth products (Entrust IdentityGuard and Boundary Messaging) accounted for $1.2 million, or 17% of product revenue, up 20% from $1.0 million in Q1, 2006 and up 106% from $0.6 million in Q2, 2005. Entrust IdentityGuard transactions were 16 this quarter, up from 6 in Q2, 2005. IdentityGuard pilots and trials increased 49 in the quarter to now totaling 189. Boundary Messaging product revenue was $0.5 million, which included two large U.S. financial institutions standardizing on Entrust messaging solutions.

•	Public Key Infrastructure (PKI) products accounted for $5.8 million, or 78% of product revenue, up 12% from $5.2 million in Q1, 2006 and down 26% from $7.8 million in Q2, 2005. The year-over-year decrease in PKI resulted primarily from large deals. The company had four deals over $1.0 million in the first half of last year and two in the first half of this year. Entrust certificate services accounted for $1.4 million of product revenue, up 27% from $1.1 million in Q2, 2005.

•	Single sign-on products accounted for $0.4 million, or 5% of product revenue, down 20% from $0.5 million in Q1, 2006 and down 60% from $1.0 million in Q2, 2005.

•	Entrust services revenue was $14.7 million, an increase of 1% ($0.1 million) from Q1, 2006 and a decrease of 5% ($0.7 million) from Q2, 2005. Deferred revenue of $23.0 million decreased $0.4 million over Q1, 2006, which was in line with the company’s guidance.

Financial Outlook:

Conner added, “Securing digital identities and information continues to be key areas of our business today. With yesterday’s acquisition of Business Signatures, we build on our leadership position by adding a ’zero-touch’ consumer authentication solution that is most comprehensive, end-to-end, low-cost and non-invasive on the market today.”

Entrust is updating its revenue guidance for the second half of 2006 to include its acquisitions of Orion Security Solutions and Business Signatures Corporation. Entrust is now targeting second half 2006 revenue of between $51.0 and $64.0 million. Entrust is targeting a second half 2006 net loss in accordance with GAAP, but excluding potential amortization of intangible assets related to the acquisition of Business Signatures, of between $0.02 to $0.11 per share and non-GAAP income of between $0.01 per share and a non-GAAP loss of $0.08 per share. The company also is targeting cash and marketable securities of $20.0 million at year-end. See the financial table below reconciling the non-GAAP figures to GAAP.

GAAP earnings per diluted share, less the following anticipated charges for the second half of 2006, equals non-GAAP earnings per diluted share:

•	A stock-based compensation charge in accordance with SFAS 123R of approximately $1.5 million, or $(0.02) per diluted share

•	Amortization charges of intangible assets primarily associated with the acquisition of Orion and AmikaNow of approximately $0.6 million, or $(0.01) per diluted share. The amortization of intangible assets as a result of the Business Signatures acquisitions is not yet known, pending completion of the Company’s purchase price allocation in accordance with FAS 141.

Technology and Industry Highlights:

•	Entrust announced the opening of its Entrust IdentityGuard multi-factor authentication platform to support additional third-party authentication technologies. The first third party announcement was with Vasco to integrate Digipass with the Entrust IdentityGuard platform and was delivered this quarter in version 8.1. Other new features include expanded Microsoft desktop security support and key platform and application server support for increased deployment flexibility.

•	Entrust strengthened relationships with key partners by becoming interoperable with Oracle Identity Management and joining the SAP Global Security Alliance with Entrust IdentityGuard. In both instances, Entrust was one of only two security vendors to achieve these milestones.

•	Entrust announced it has settled its patent infringement lawsuit against Addison Avenue Federal Credit Union filed in March. As part of the settlement agreement, Addison Avenue agreed to license Entrust IdentityGuard, and the parties have dismissed their respective claims and counterclaims. Both companies are pleased to have reached an amicable resolution without a need for further litigation.

•	Entrust IdentityGuard was named Best Security Product in the Software & Information Industry Association’s (SIIA) 21st Annual CODiE Awards

•	Entrust Authority, Entrust IdentityGuard and Entrust Entelligence Content Control Solution all were named winners in this year’s Info Security Products Guide 2006 Global Excellence in Customer Trust for 2006 in their respective categories.

•	Entrust acquired Orion Security Solutions, a leading supplier of PKI to defense-related governmental agencies. As Entrust already is a leader in providing identity and information security to the United States civilian government agencies, this acquisition adds key defense agencies to the Entrust customer base.

•	Three additional solutions from Entrust have met the criteria for the Path Discovery and Validation (PD-VAL) Qualified Validation List (QVL). This testing and qualification process is an initial hurdle vendors supplying the U.S. Federal government for certain initiatives must cross. Joining the Entrust TruePass™ server 8.0 on this distinguished list are the Entrust Authority™ Security Toolkit for the Java Platform 7.1, the Entrust GetAccess™ server 7.1 and the Entrust® Verification Server 7.1. Only four other vendors are represented on this list.

Entrust will host a live teleconference and Webcast on Thursday, July 20, 2006 at 8:30 a.m. (Eastern), featuring Chairman, President and CEO Bill Conner and Chief Financial Officer David Wagner to discuss the company’s fiscal second quarter results and its acquisition of Business Signatures. The conference call audio will be available live via dial-in at 1-800-814-3911 and via the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=73119&eventID=1346940. Please log on approximately 15 minutes before the Webcast begins in order to register and to download and install any necessary audio software. An archive of the Webcast will be available for 90 days at the above Internet address.

For those unable to attend the live conference call, an audio replay will be available beginning at 10:30 a.m. (Eastern), Thursday, July 20, 2006, through Wednesday, August, 2, 2006 at 11:59 p.m. (Eastern). The North American replay number is 1- 877-289-8525 and the International replay number is 416-640-1917. Both numbers have a pass code of 21195475#.

Use of Non-GAAP Financial Measures

To supplement the financial results that are prepared and presented in accordance with accounting principles generally accepted in the United States, Entrust’s management prepares and uses non-GAAP financial measures for many of its internal financial, operating and planning reports. The company’s management believes that by excluding charges such as the purchased intangibles amortization in cost of good sold, the amortization of intangible assets in operating expenses, stock compensation expense, and restructuring charges from its GAAP-based results, these non-GAAP financial measures are more likely to facilitate investors’ understanding of the company’s ongoing business operating results. These non-GAAP financial measures also facilitate comparisons to the operating results of the company’s competitors and provide investors with greater transparency with respect to the supplemental information used by management in its operational and financial decision making.

The non-GAAP measures are included to provide investors with supplemental information to facilitate their understanding of Entrust’s operating results and future prospects. Management uses these non-GAAP measures to assess its success in reducing the company’s cost structure, to measure its ongoing cash operating costs, and to establish budgets and operational goals. The presentation of this additional information should not be considered in isolation or as a substitute for financial and operating results prepared in accordance with accounting principles generally accepted in the United States, as non-GAAP measures are susceptible to varying calculations and they may not be comparable, as presented, to other similarly titled measures of other companies.

This press release contains forward-looking statements relating to Entrust’s projected revenue, net loss and net loss per share for the second quarter of 2006.e. Such statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are unforeseen operating expenses, unconverted customer opportunities, issues associated with revenue recognition, issues raised in connection with the review of quarterly financial results, and the risk factors detailed from time to time in Entrust’s periodic reports and registration statements filed with the Securities and Exchange Commission, including without limitation Entrust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Entrust’s Quarterly Report on Form 10-Q for the fiscal first quarter ended March 31, 2006. While Entrust may elect to update forward-looking statements in the future, Entrust specifically disclaims any obligation to do so, even if its estimates change.

About Entrust

Entrust, Inc. [NASDAQ: ENTU] is a world leader in securing digital identities and information. Over 1,450 enterprises and government agencies in more than 50 countries use Entrust solutions to help secure the digital lives of their citizens, customers, employees and partners. Our proven software and services can help customers in achieving regulatory and corporate compliance, while helping to turn security challenges such as identity theft and email security into business opportunities. For more information on how Entrust can help secure your digital life, please visit: www.entrust.com

Entrust is a registered trademark of Entrust, Inc. in the United States and certain other countries. In Canada, Entrust is a registered trademark of Entrust Limited. All Entrust product names are trademarks of Entrust. All other company and product names are trademarks or registered trademarks of their respective owners.

Investor Contact:	Media Contact:

David Rockvam	Michelle Metzger
Investor Relations	Media Relations

972-713-5824	(972) 713-5866
david.rockvam@entrust.com	michelle.metzger@entrust.com

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ENTRUST, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended, June 30th		Six Months Ended, June 30th
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Product	7,388	$9,400	13,966	$17,467
Services and maintenance	14,666	15,410	29,187	32,249

Total revenues	22,054	24,810	43,153	49,716

Cost of revenues:
Product	1,230	1,009	3,174	1,980
Services and maintenance	7,407	7,503	14,448	16,214
Amortization of purchased product rights	212	190	419	385

Total cost of revenues	8,849	8,702	18,041	18,579

Total gross profit	13,205	16,108	25,112	31,137

Operating expenses:
Sales and marketing	7,208	7,577	14,721	14,771
Research and development	4,403	4,476	8,643	8,638
General and administrative	3,553	2,934	7,228	5,856
Restructuring charges and adjustments	(130)	—	2,765	—

Total operating expenses	15,034	14,987	33,357	29,265

Income (loss) from operations	(1,829)	1,121	(8,245)	1,872

Other income (expense):
Interest income	840	577	1,582	1,105
Gain on sale of asset	—	—	—	200
Foreign exchange gain (loss)	(63)	(58)	(271)	31
Loss from equity investments	(122)	(221)	(293)	(451)
Writedown of long-term strategic and equity investments	—	—	(3,016)	—

Total other income (expense)	655	298	(1,998)	885

Income (loss) before income taxes	(1,174)	1,419	(10,243)	2,757

Provision for income taxes	90	321	189	695

Net income (loss)	$(1,264)	$1,098	$(10,432)	$2,062

Weighted average common shares used
Basic	59,741	61,123	59,818	61,707
Diluted	58,939	62,554	59,613	62,936

Net income (loss) per share
Basic	($0.02)	$0.02	($0.17)	$0.03
Diluted	($0.02)	$0.02	($0.17)	$0.03

ENTRUST, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2006	December 31, 2005
	(unaudited)	(unaudited)
ASSETS
Cash and marketable investments	$74,745	$82,453
Accounts receivable, net of allowance for doubtful accounts	17,139	20,341
Other current assets	3,428	4,782
Property and equipment, net	3,484	2,677
Purchased product rights and other purchased intangible assets, net	3,442	2,086
Goodwill, net	19,593	12,713
Long-term strategic and equity investments	321	3,630
Other long-term assets, net	1,535	1,767

Total assets	$123,687	$130,449

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable and accruals	$13,610	$13,634
Accrued restructuring charges	26,795	25,949
Deferred revenue	22,953	20,895
Long-term liabilities	889	859

Total liabilities	64,247	61,337

Shareholders’ equity	59,440	69,112

Total liabilities and shareholders’ equity	$123,687	$130,449

	—	—

The following supplemental tables provide non-GAAP financial measures used by the company’s management to evaluate operational results. The company believes this information may be useful to investors. In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains non-GAAP financial measures that exclude the income statement effects of share-based compensation, amortization of purchase product rights, non recurring restructuring and impairment charges. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

For additional information regarding these non-GAAP financial measures, see the Form 8-K dated July 20, 2006 that Entrust has filed with the Securities and Exchange Commission.

ENTRUST, INC.

SUPPLEMENTAL

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

(in thousands, except per share data)

	Three Months Ended, June 30th		Six Months Ended, June 30th
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Reconciliation of net income (loss) per GAAP to Non-GAAP income (loss):

GAAP net income (loss)	$(1,264)	$1,098	$(10,432)	$2,062
Adjustments for share-based compensation expense:
Cost of revenues	66	—	123	—
Sales and marketing	183	—	353	—
Research and development	70	—	130	—
General and administrative	339	—	669	—
Amortization of non-contractual customer relationships	17	19	34	37
Amortization of purchased product rights	212	190	419	385
Restructuring charges and adjustments	(130)	—	2,765	—
Write-down of long-term strategic and equity investments	—	—	3,016	—
Tax effect on Non-GAAP adjustments	252	(63)	—	(127)

Non-GAAP income (loss)	$(255)	$1,244	$(2,923)	$2,357

Reconciliation of net income (loss) per diluted share according to GAAP to Non-GAAP income (loss) per diluted share:

GAAP net income (loss) per diluted share	($0.02)	$0.02	($0.17)	$0.03

Adjustments for share-based compensation expense	0.01	—	0.02	—
Amortization of non-contractual customer relationships	—	—	—	—
Amortization of purchased product rights	—	—	0.01	0.01
Restructuring charges and adjustments	—	—	0.04	—
Write-down of long-term strategic and equity investments	—	—	0.05	—
Tax effect on Non-GAAP adjustments	0.01	—	—	—

	0.02	—	0.12	0.01

Non-GAAP income (loss) per diluted share	($0.00)	$0.02	($0.05)	$0.04

Weighted average common shares used	58,939	62,554	59,613	62,936

Forward Looking Guidance

for Six Months Ended December 31, 2006

	Earnings Per Share
	Range

U.S. GAAP measure *	($0.02)	($0.11)

Adjustments to exclude the effects of amortization of intangible assets *	$0.01	$0.01

Adjustments to exclude the effects of expenses related to stock-based compensation	$0.02	$0.02

Non-GAAP figures	$0.01	($0.08)

* excludes amortization of intangible assets that may result from the acquisition of Business Signatures